                                                               EXHIBIT (a)(5)(i)
                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                           CAREY INTERNATIONAL, INC.
                                       TO
                           ALUWILL ACQUISITION CORP.
                                     AND TO
                           CAREY INTERNATIONAL, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates (the "Share Certificates") evidencing shares of common stock, $0.01 par value per share (the "Shares"), of Carey International, Inc., a Delaware corporation, are not immediately available, (ii) time will not permit all required documents to reach United States Trust Company of New York, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in the Offer to Purchase (as defined below)) or (iii) the procedure for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, by overnight delivery or mailed to the Depositary. See "THE TENDER OFFER--Section 3 (Procedures for Tendering Shares)" of the Offer to Purchase.

                        The Depositary for the Offer is:
                    United States Trust Company of New York

  By Overnight Courier    By Hand Delivery to 4:30        By Registered or
  and by Hand Delivery             p.m.:                  Certified Mail:
   after 4:30 p.m. on
    Expiration Date:


  United States Trust     United States Trust Company   United States Trust
        Company                   of New York                 Company
      of New York           30 Broad Street, B-Level        of New York
 30 Broad Street, 14th      New York, NY 10004-2304         P.O. Box 112
         Floor                                         Bowling Green Station
New York, NY 10004-2304                               New York, NY 10274-0112

                            Facsimile Transmission:

                                 (212) 422-0183
                                       or
                                 (646) 458-8104

                   Confirm Receipt of Facsimile by Telephone:

                                 (800) 548-6565

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

  THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

  The undersigned hereby tenders to Aluwill Acquisition Corp., a Delaware corporation, and/or to Carey International Inc., a Delaware corporation, upon terms and subject to the conditions set forth in the Offer to Purchase, dated August 3, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal, receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in "THE TENDER OFFER--Section 3 (Procedures for Tendering Shares)" of the Offer to Purchase.


 Number of shares:                        Name(s) of Record Holder(s):


 ____________________________________     ____________________________________

 Certificate Nos. (if available):

                                          ____________________________________
 ____________________________________                 Please Print


 If Shares will be delivered by           Address:
 book-entry Transfer, provide the
 following information:

                                          ____________________________________


 Account Number: ____________________     ____________________________________

                                                        Zip Code

                                          Area code and Tel. No.: ____________

                                          Signature(s): ______________________

                                          Dated: _________________, 2000

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or by any other bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "Eligible Institution"), guarantees the delivery to the Depositary of the Shares tendered hereby, in proper form of transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents within three American Stock Exchange trading days of the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing Shares to the Depositary within the time period set forth herein. Failure to do so could result in financial loss to such Eligible Institution.

             Name of Firm                         Authorized Signature


                                          ____________________________________
 ____________________________________                    Title

               Address

                                          Name: ______________________________
 ____________________________________             Please Type or Print
               Zip Code


                                          Date: __________________, 2000
 Area Code and Tel. No.: ____________


    DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
      SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.